UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR 00901 (Address of principal executive offices) (zip code)

(833) 373-3228

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2022, Red Cat Holdings, Inc., a Nevada corporation (the “Company”), Unusual Machines, Inc., a Puerto Rico corporation (“Unusual”) and Jeffrey Thompson, the founder and Chief Executive Officer of the Company (the “Principal Stockholder”), entered into a Stock Purchase Agreement (the “SPA”) for the purchase and sale of the Company’s consumer business consisting of recreational and hobbyist drones, first-person-view goggles, and as a licensed authorized reseller.

On March 31, 2023, the SPA was amended (the “Amendment”). Under the Amendment, the cash consideration payable at closing was reduced to $3.0 million, as may be adjusted for working capital on the closing date (increased for positive working capital and decreased for negative working capital), and the non-cash consideration adjusted to provide for payment of $17 million in shares of Unusual’s common stock, par value $0.01 per share (the “Unusual Common Stock”) issued at the initial public offering price for the Unusual Common Stock. The Amendment also revised the termination date of the Agreement to June 12, 2023. Under the Amendment, the prior agreement to issue $2.5 million in convertible senior secured notes of Unusual plus $11.5 million in Series A convertible preferred stock of Unusual were eliminated. Accordingly, the beneficial ownership blockers and post-closing anti-dilution protections were also eliminated. All of the Unusual Common Stock will be subject to a lock-up of 180 days and be eligible for registration under the Securities Act of 1933, as amended. Closing date working capital and adjustment of the cash portion of the purchase price, if any, will be estimated shortly prior to the closing date and subject to review by the parties following closing.

On March 30, 2023 Unusual waived the provisions of Section 8.07 of the SPA “No Solicitation” in order to allow the Company to engage an investment banking firm in order solicit alternative bidders and the Company has engaged an investment banker to shop the transaction to third parties. On March 31, 2023, the Company engaged WaveCrest Securities LLC and agreed to a fixed fee of $25,000, plus $5,000 per month commencing May 5, 2023, and a six (6%) percent success fee, plus reimbursement of expenses, upon closing of an alternative transaction. No success fee will be payable to Wavecrest in connection with an Unusual closing.

On March 8, 2023, shareholders representing a majority of the disinterested voting capital stock of the Company approved the sale to Unusual, including any amendments to the SPA, with Mr. Thompson abstaining from the vote.

Unusual filed a registration statement on Form S-1 for an initial public offering of its Common Stock with the SEC on December 14, 2022, as amended March 14, 2023. Under the Amendment Unusual is required to deposit $1.0 million cash with the Company upon effectiveness of the registration statement with the SEC.

The foregoing descriptions of the terms of the Amendment and the Wavecrest Agreement are qualified in their entirety by reference to the full text of the agreements filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Unusual Machines, Inc. Stock Purchase Agreement Amendment dated March 31, 2023
10.2	Engagement Agreement with Wavecrest Securities, LLC dated March 31, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: April 5, 2023	By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer